EXHIBIT 4.6

LABORATORY CORPORATION OF AMERICA HOLDINGS

Zero Coupon Convertible Subordinated Notes

due 2021

INDENTURE

Dated as of October [    ], 2006

THE BANK OF NEW YORK

TRUSTEE

CROSS REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	N.A.
(b)	14.03
(c)	14.03
313(a)	7.06
(b)	7.06
(c)	N.A.
(d)	7.06
314(a)	4.02
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	N.A.
(d)	7.01
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.

N.A. means Not Applicable.

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS*

*	Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

i

v

INDENTURE dated as of October [    ], 2006 between LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation (“Company”), and THE BANK OF NEW YORK, a New York banking corporation (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Zero Coupon Convertible Subordinated Notes due 2021 (each a “Security” and, collectively, the “Securities”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

The “Accreted Principal Amount” with respect to any Security means, at any date of determination, the sum of (1) the Issue Price of the Security and (2) the Accrued Original Issue Discount that has been accreted to the principal amount of the Security.

“Accrued Original Issue Discount” of any Security represents the accrued portion of Original Issue Discount.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

“Cash” or “cash” means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement Averaging Period” with respect to any Security means the ten consecutive trading days beginning on the second trading day after the Conversion Date for those Securities.

“Common Stock” means the shares of Common Stock, $0.10 par value, as it exists on the date of this Indenture of the Company or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Contingent Cash Interest” means such cash interest payable as described in Section 13.01.

“Conversion Value” with respect to any Security means, on any date of determination, the product of (1) the Conversion Rate then in effect and (2) the average of the Sale Prices of the Common Stock for each trading day in the Cash Settlement Averaging Period.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

“Debt” means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Exchange Act of 1934, as amended from time to time.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-1.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Issue Price” of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 14.04 and 14.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 14.04 and 14.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Original Issue Discount” of any Security means the amount that accrues in respect of such Security daily at a rate of 2.0% per year on the Issue Price plus any previously accrued amounts beginning on September 11, 2006. Original Issue Discount will be calculated on a semi-annual bond equivalent basis, using a 360-day year comprised of twelve 30-day months. The principal amount of the Security will accrete on March 11 and September 11 of each year, beginning March 11, 2007.

“person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Amount at Maturity” of a Security means the principal amount at maturity as set forth on the face of the Security.

“Prospectus” means the prospectus dated October [    ], 2006 relating to the Securities.

“Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” or “redemption price” has the meaning set forth in paragraph 6 of the Securities.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Sale Price” of Capital Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated

Quotation System or by Pink Sheets, LLC. In the absence of a quotation, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s Zero Coupon Convertible Subordinated Notes due 2021, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Senior Indebtedness” means the principal, premium (if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money; (ii) obligations of the Company evidenced by bonds, debentures, notes or similar instruments; (iii) obligations of the Company under (a) interest rate swaps, caps, collars, options and similar arrangements, (b) any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge and (c) credit swaps, caps, floors, collars and similar arrangements; (iv) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a subsidiary of the Company of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under U.S. generally accepted accounting principles); (v) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required, in conformity with U.S. generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of the Company and all obligations and liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease or real property which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property; (vi) reimbursement obligations of the Company in respect of letters of credit relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (v) above; and (vii) obligations of the Company under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above, in each case unless in the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding it is provided that (x) such indebtedness or obligation is not senior in right of payment to the Securities or (y) such indebtedness or obligation is subordinated to any other indebtedness or obligation of the Company, unless such indebtedness or obligation expressly provides that such indebtedness or obligations be senior in right of payment to the Securities.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act.

“Special Record Date” means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 12.02.

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable.

“Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

Section 1.02 Other Definitions.

Term	Defined in Section
“Act”	1.05(a)
“Agent Members”	2.12(b)
“Average Sale Price”	10.07
“Bankruptcy Law”	6.01
“Bid Solicitation Agent”	2.03
“Common Stock Record Date”	13.01
“Company Notice”	3.08(b)
“Contingent Cash Interest Payment Date”	13.02
“Contingent Cash Interest Record Date”	13.02
“Conversion Agent”	2.03

“Conversion Date”	10.02
“Conversion Rate”	10.01
“Custodian”	6.01
“Defaulted Interest”	12.02
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Event of Default”	6.01
“Ex-Dividend Date”	10.08(b)
“Ex-Dividend Time”	10.07
“Extraordinary Cash Dividend”	10.08(a)
“Five-Trading-Day Measurement Period”	13.01
“Legal Holiday”	14.09
“LYONs”	4.06(8)
“Measurement Period”	10.08(a)
“Notice of Default”	6.01
“Paying Agent”	2.03
“Post-Distribution Price”	10.08(c)
“Purchase Date”	3.08
“Purchase Notice”	3.08
“Purchase Price”	3.08
“Reference Property”	10.14(b)
“Registrar”	2.03
“Regular Cash Dividends”	10.08(a)
“Relevant Cash Dividends”	10.08(a)
“Relevant Value”	13.01
“Rights”	10.19
“Rights Agreement”	10.19
“Security Market Price”	13.01
“Time of Determination”	10.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“Indenture securities” means the Securities.

“Indenture security holder” means a Securityholder.

“Indenture to be qualified” means this Indenture.

“Indenture trustee” or “institutional trustee” means the Trustee.

“Obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

(3) “or” is not exclusive;

(4) “including” means including, without limitation; and

(5) words in the singular include the plural, and words in the plural include the singular.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner, which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the register maintained by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) Initial Issuance. Securities shall be issued, initially in the form of one or more Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Certificated Securities. Except as provided in Section 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Securities in definitive form.

(c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

(d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Section 2.02 Execution and Authentication.

The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $743,966,000 aggregate Principal Amount at Maturity upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

Section 2.03 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Company shall also appoint a bid solicitation agent (the “Bid Solicitation Agent”) to act pursuant to Section 13.03 hereof and paragraph 3 of the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

Section 2.04 Paying Agent to Hold Money in Trust.

Except as otherwise provided herein, not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semi-annually on September 1 and March 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06 Transfer and Exchange.

Subject to Section 2.12 hereof,

(a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

At the option of the Holder, Certificated Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at

Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08 Outstanding Securities; Determinations of Holders’ Action.

Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.07 delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and Contingent Cash Interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been given pursuant to this Indenture.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and Contingent Cash Interest, if any, shall cease to accrue on such Security.

Section 2.09 Temporary Securities.

Subject to Article 12 hereof, pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10 Cancellation.

All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the

Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price or Purchase Price or Contingent Cash Interest, if any, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12 Global Securities.

(a) Transfer of Global Security. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this Section 2.12. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.

(b) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) an Event of Default has occurred and is continuing with respect to the Securities or (iii) the Company discontinues the use of a book entry transfer through DTC (or a successor thereof). Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such

Security so issued that is registered in the name of a Person other than the Depository or a Nominee thereof shall not be a Global Security.

(2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.13 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION AND PURCHASES

Section 3.01 Right to Redeem; Notices to Trustee.

The Company, at its option, may at any time redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 35 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02 Selection of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation system on which the Securities are then listed or quoted). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the Conversion Rate;

(4) the name and address of the Paying Agent and Conversion Agent;

(5) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

(7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

(9) that, unless the Company defaults in making payment of such Redemption Price or Securities called for redemption, Original Issue Discount and Contingent Cash Interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date;

(10) the CUSIP number of the Securities; and

(11) any other information the Company wants to present.

At the Company’s request, the Trustee shall give the notice of redemption to Holders in the Company’s name and at the Company’s expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 3.05 Deposit of Redemption Price.

Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price for all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

Section 3.07 Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

Section 3.08 Purchase of Securities at Option of the Holder.

(a) Securities shall be purchased by the Company, at the option of the Holder thereof, pursuant to paragraph 7 of the Securities on September 11, 2011 (the “Purchase Date”), at the purchase price of $819.54 in cash per $1,000 of Principal Amount at Maturity (the “Purchase Price”), upon:

(1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the first Business Day immediately preceding the Purchase Date stating:

(A) if Securities in definitive form have been issued, the certificate numbers of the Security which the Holder will deliver to be purchased,

(B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof,

(C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture; and

(2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that the Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder as soon as practicable following the later of the Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the first Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b) The Company shall provide notice of the option of Holders to require the Company to purchase Securities not less than 20 Business Days prior to the Purchase Date (the “Company Notice”). Such Company Notice shall include a form of Purchase Notice and shall state:

(1)	the Purchase Price and the Conversion Rate as of the Purchase Date;

(2)	the name and address of the Paying Agent and the Conversion Agent;

(3)	that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(4)	that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price and accrued and unpaid Contingent Cash Interest, if any;

(5)	that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as soon as practicable following the later of the Purchase Date and the time of surrender of such Security as described in (4);

(6)	the procedures the Holder must follow to exercise rights under this Section 3.08 and a brief description of those rights;

(7)	briefly, the conversion rights of the Securities;

(8)	the procedures for withdrawing a Purchase Notice;

(9)	that, unless the Company defaults in making payment of such Purchase Price, Original Issue Discount and Contingent Cash Interest, if applicable, on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

(10)	the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Section 3.09 Effect of Purchase Notice.

Upon receipt by the Paying Agent of the Purchase Notice specified in Section 3.08(a) the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price together with accrued and unpaid Contingent Cash Interest, if any. Such amounts shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, as soon as practicable following the later of (x) the Purchase Date with respect to such Security (provided the conditions in Section 3.08 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date specifying:

(1) if Securities in definitive form have been issued, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted,

(2) the Principal Amount at Maturity of the Securities with respect to which such notice of withdrawal is being submitted, and

(3) the Principal Amount at Maturity, if any, of such Securities which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

There shall be no purchase of any Securities pursuant to Section 3.08(a) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price), upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.10 Deposit of Purchase Price.

Prior to 10:00 a.m., New York City time, on the Business Day following the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased as of the Purchase Date.

Section 3.11 Securities Purchased in Part.

Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

Section 3.12 Covenant to Comply with Securities Laws upon Purchase of Securities.

In connection with any offer to purchase or purchase of Securities under Section 3.08 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase or is otherwise subject to tender offer or other rules under the Federal or state securities laws), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Section 3.08.

Section 3.13 Repayment to the Company.

The Trustee and the Paying Agent shall promptly return to the Company any cash that remains unclaimed as provided in paragraph 15 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal Amount at Maturity, Issue Price plus Accrued Original Issue Discount, Redemption Price, Purchase Price or Contingent Cash Interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price, on the Business Day following the applicable Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount and Contingent Cash Interest, if any.

Section 4.02 SEC and Other Reports.

If requested by the Trustee, the Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall send to the Trustee all reports required pursuant to the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.03 Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04 Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of The Bank of New York, located at 101 Barclay Street, Floor 21 West, New York, New York 10286 (Attention: Corporate Trust Administration-Trustee Administration), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 4.06 Tax Matters.

The parties hereto hereby agree, and each Holder (or other person that acquires a beneficial interest in a Security) by its purchase of a Security or exchange therefor (or a beneficial interest therein) hereby agrees:

(1)	to treat the Securities as indebtedness of the Company for all tax purposes;

(2)	to treat the Securities as indebtedness that is subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation Section 1.1275-4;

(3)	to treat any payment to and receipt by a holder of cash and shares of Common Stock (or of any cash in lieu of fractional shares), if any, upon the conversion of a Security as a contingent payment under U.S. Treasury Regulation Section 1.1275-4(b) that will result in an adjustment under U.S. Treasury Regulation Section 1.1275-4(b)(3)(iv) and U.S. Treasury Regulation Section 1.1275-4(b)(6);

(4)	solely for U.S. federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in U.S. Treasury Regulation Section 1.1275-4(b);

(5)	the Company has determined that the comparable yield, as defined in U.S. Treasury Regulation Section 1.1275-4(b)(4)(i), for the Securities is 8.68%, compounded semiannually;

(6)	(i) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation Section 1.1275-4(b)(4) to the Securities and (ii) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities; and

(7)	the projected payment schedule, as defined in U.S. Treasury Regulation Section 1.1275-4(b)(4)(ii) for the Securities is as set forth in Annex B hereto.

(8)	The exchange of the Liquid Yield Option Notes due 2021 (the “LYONs”) for the Securities on [ ], 2006 does not constitute a significant modification of the LYONs for United States federal income tax purposes.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01 When Company May Merge or Transfer Assets.

The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets as an entirety to any person, unless:

(a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and any obligations the Company may have under a supplemental indenture pursuant to Section 10.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” means the occurrence of any one of the following events:

(1) the Company defaults in the payment of the Principal Amount at Maturity, Issue Price plus Accrued Original Issue Discount, cash due upon conversion, Redemption Price and Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment is prohibited by the provisions of this Indenture;

(2) failure by the Company to pay any Contingent Cash Interest on any Security when the same becomes due and payable, and such failure continues unremedied for a period of 30 or more days, whether or not such payment is prohibited by the provisions of this Indenture;

(3) failure of the Company to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (1) or (2) above) upon the receipt of notice of such default from the Trustee or from Holders of not less than 25% in aggregate Principal Amount at Maturity of the Securities then outstanding (a “Notice of Default”) and such failure (or the failure to obtain a waiver thereof) continues uncured for 60 days after receipt by the Company of a Notice of Default;

(4) (a) failure of the Company to make any payment by the end of any applicable grace period after maturity of Debt in an amount (taken together with amounts in (b) below) in excess of $25,000,000 and continuance of such failure, or (b) the acceleration of Debt in an amount in excess of $25,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (a) above, for a period of 30 days after receipt by the Company of a Notice of Default from the Trustee or to the Company and Trustee from the holders of not less than 25% in Aggregate Principal Amount at Maturity of the Securities then outstanding, provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

(5) the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding-up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) in respect of the Company) occurs and is continuing, the Trustee by Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus Accrued Original Issue Discount, accrued and unpaid Contingent Cash Interest, if any, through the date of such declaration, on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus Accrued Original Issue Discount, accrued and unpaid Contingent Cash Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) occurs in respect of the Company and is continuing, the Issue Price plus Accrued Original Issue Discount, accrued and unpaid Contingent Cash Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus Accrued Original Issue Discount plus accrued and unpaid Contingent Cash Interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus Accrued Original Issue Discount, accrued and unpaid Contingent Cash Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults.

Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(1) or Section 6.01(2), a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (b) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06 Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, Redemption Price, Purchase Price and Contingent Cash Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default described in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, Redemption Price, Purchase Price and Contingent Cash Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, Redemption Price, Purchase Price or Contingent Cash Interest, if any, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, Redemption Price, Purchase Price and Contingent Cash Interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12 Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, Redemption Price, Purchase Price and Contingent Cash Interest, if any, in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02 Rights of Trustee.

Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, under the TIA:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05 Notice of Defaults.

If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or 6.01(2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney’s fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, Redemption Price, Purchase Price and Contingent Cash Interest, if any, as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Securities.

When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee, the Paying Agent or the Conversion Agent, as applicable, cash or Common Stock (as applicable in accordance with the terms hereof) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.02 Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially adversely affect the rights of any Securityholder;

(2) to comply with Article 5 or Section 10.14;

(3) to secure the Company’s obligations under the Securities and this Indenture;

(4) to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

(5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

(6) to make any change that does not adversely affect the rights of any Holders, provided that any changes made solely to conform the Indenture or the Securities to the “Description of the New Notes” section of the Prospectus shall not be deemed to adversely affect the rights of any Holders.

Section 9.02 With Consent of Holders.

With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

(1) change the provisions of this Indenture that relate to modifying or amending this Indenture;

(2) make any change in the manner of calculation or rate of accrual of Original Issue Discount, make any change in the manner of calculation or rate of accrual of, or that adversely affects the right to receive, Contingent Cash Interest, reduce the rate of interest referred to in paragraph 1 of the Securities, or extend the time for payment of Original Issue Discount, Contingent Cash Interest or interest, if any, on any Security;

(3) reduce the Principal Amount at Maturity, the Issue Price, Accrued Original Issue Discount or Contingent Cash Interest, if any, on, or change the Stated Maturity of, any Security;

(4) reduce the Redemption Price or Purchase Price of any Security;

(5) make any Security payable in money or securities other than that stated in the Security;

(6) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

(7) make any change that adversely affects the right to convert any Security;

(8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

(9) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities;

(10) reduce the amount of principal payable upon acceleration of maturity of the Securities following a Default.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03 Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04 Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the amendment, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, waiver or action is made effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.05 Notation on or Exchange of Securities.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06 Trustee to Sign Supplemental Indentures.

The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSION

Section 10.01 Conversion Privilege.

A Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in paragraph 9 of the Securities, subject to the provisions of this Article 10. Subject to the method of settlement as set forth herein, the number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the “Conversion Rate”) shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth. The Company shall satisfy in cash its obligation with respect to the Accreted Principal Amount of the Securities to be converted, with the remaining amount, if any, to be satisfied in shares of Common Stock, in each case as set forth below. The settlement amount for each $1,000 Principal Amount at Maturity of the Securities shall be computed as follows:

(i) a cash amount equal to the lesser of (i) the aggregate Accreted Principal Amount of the Securities to be converted on the Conversion Date and (ii) the Conversion Value of the Securities to be converted; and

(ii) if the Conversion Value exceeds the aggregate Accreted Principal Amount of the Securities to be converted, a number of shares of Common Stock equal to the greater of (i) zero and (ii) the sum of, for each trading day of the Cash Settlement Averaging Period, the quotient of (A) 10% of the difference between (1) the product of the Conversion Rate then in effect and the Sale Price of the Common Stock for such day and (2) the Accreted Principal Amount of the Securities on the Conversion Date, divided by (B) the Sale Price of the Common Stock for such day.

A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(1), (2), (3) or (5) applies occurs during the Cash Settlement Averaging Period, Sale Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

If one or more conditions to the conversion of the Securities as set forth in paragraph 9 of the Securities have been satisfied, the Company shall promptly notify the Holders and use its reasonable best efforts to post this information on its website or otherwise publicly disclose this information.

Section 10.02 Conversion Procedure.

To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”). The Conversion Agent shall notify the Company of the Conversion Date within one Business Day of the Conversion Date. The Company shall deliver to the Holder, through the Conversion Agent, on the third trading day following the final trading day of the relevant Cash Settlement Averaging Period, cash and, if applicable, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03. The Person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

No payment or adjustment will be made for accrued interest or dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10. On conversion of a Security, (i) that portion of Accrued Original Issue Discount attributable to the period from the Issue Date to, but excluding, the Conversion Date, (ii) original issue discount, as imputed for United States federal income tax purposes pursuant to Section 1.1275-4(b) of the

Treasury Regulations and (iii) (except as provided below) that portion of accrued Contingent Cash Interest attributable to the period from the last Contingent Cash Interest Payment Date (or Issue Date, if such date has not occurred) (“Contingent Cash Interest Payment Date”) to but excluding the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for (i) Accrued Original Issue Discount to, but excluding the Conversion Date, (ii) original issue discount, as imputed for United States federal income tax purposes pursuant to Section 1.1275-4(b) of the Treasury Regulations and (iii) accrued Contingent Cash Interest to, but excluding, the Conversion Date, and the balance, if any, of such cash and/or the fair market value of such Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued but unpaid Contingent Cash Interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

If the Holder converts more than one Security at the same time, the cash and number of shares of Common Stock, if any, issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

A Security surrendered for conversion by a Holder during the period from the close of business on any Common Stock Record Date to the opening of business on the next Contingent Cash Interest Payment Date must be accompanied by payment of an amount equal to the Contingent Cash Interest that the Holder is to receive on the Securities surrendered for conversion, unless the Company has provided such Holder with a notice of redemption with respect to such Securities pursuant to Section 3.03 herein, in which case no such payment shall be made.

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

Section 10.03 Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

Section 10.04 Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05 Company to Provide Stock.

The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

Section 10.06 Adjustment for Change in Capital Stock.

If, after the Issue Date of the Securities, the Company:

(1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2) subdivides its outstanding shares of Common Stock into a greater number of shares;

(3) combines its outstanding shares of Common Stock into a smaller number of shares;

(4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

(5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

Section 10.07 Adjustment for Rights Issue.

If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x	(O + N)
O + (N x P)/M

where:

R’ =	the adjusted Conversion Rate.

R =	the current Conversion Rate.

O =	the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.

N =	the number of additional shares of Common Stock offered pursuant to the distribution.

P =	the offering price per share of the additional shares.

M =

the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.06(4) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of the:

(1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution; and

(2) assets of the Company or Debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.08 distribution.

The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

“Average Sale Price” means the average of the Sale Prices of the Common Stock for the shorter of

(i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

(ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

(iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.06(4), 10.07 or 10.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating Average Sale Price pursuant to the definition in the preceding sentence, Average Sale Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

“Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.07 or 10.08 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R’ that is equal to or less than the value of R.

Section 10.08 Adjustment for Other Distributions.

(a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets excluding distributions of Capital Stock or equity interests referred to in Section 10.08(b), or evidences of indebtedness of the Company or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company, unless such cash dividends or other cash distributions are Extraordinary Cash Dividends (as defined below)) (except for the above restrictions, “Regular Cash Dividends”) the Conversion Rate shall be adjusted, subject to the provisions of Section 10.08(c), in accordance with the formula:

R’ =	R x M
M - F

where:

R’ =	the adjusted Conversion Rate.

R =	the current Conversion Rate.

M =

the Average Sale Price, minus, in the case of a distribution to which Section 10.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.08(a) applies, the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of any

Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution.

F =	the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The Board of Directors shall determine fair market values for the purposes of this Section 10.08(a).

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08(a) applies.

No adjustment shall be made under this Section 10.08(a) if the application of the formula stated above in this Section 10.08(a) would result in a value of R’ that is equal to or less than the value of R.

For purposes of this Section 10.08(a), the term “Extraordinary Cash Dividend” shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the “Measurement Period” with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the “Relevant Cash Dividends” with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

(i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend or distribution with respect to which this provision is being applied, and (b) the quotient of the amount of any Contingent Cash Interest paid on a Security during the Ex-Dividend Measurement Period and divided by the Conversion Rate in effect on the relevant Contingent Interest Payment Date, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(a), the value of “F” shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08(a).

In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.06.

(b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x (1 + F/M)

where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the average of the Post-Distribution Prices of the Common Stock for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the “Ex-Dividend Date”).

F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 10.08(b) is being applied shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

(c) “Post-Distribution Price” of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “when issued” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a “when issued” basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “regular way” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Capital Stock or equity interests, as it considers appropriate.

Section 10.09 When Adjustment May Be Deferred.

No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be (with one-half of a cent and 5/10,000ths of a share being rounded upward).

Section 10.10 When No Adjustment Required.

No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08, 10.14 or 10.19 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Common Stock.

The Company is not required to make an adjustment until adjustments greater 1% have occurred.

To the extent the Securities become convertible pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. The Conversion Rate shall not be adjusted for any Accrued Original Issue Discount or Contingent Cash Interest.

Section 10.11 Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and use its reasonable best efforts to post this information on its website or otherwise publicly disclose this information. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.12 Voluntary Increase.

The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07 or 10.08.

Section 10.13 Notice of Certain Transactions.

If:

(1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07 or 10.08 (unless no adjustment is to occur pursuant to Section 10.10); or

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

(3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 20 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.14 Reorganization of Company; Special Distributions.

(a) If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction into a number of shares of Common Stock equal to the then applicable Conversion Rate, subject to adjustment as set forth in Section 10.14(b).

(b) If the Company is a party to a consolidation, merger or a sale of all or substantially all of our assets in which it is not the continuing corporation, or the Company is a party to a merger or binding share exchange which reclassifies or changes the outstanding Common Stock, the right to convert each $1,000 Principal Amount at Maturity of Securities shall be changed into a right to convert such Securities into the securities, cash or other assets (the “Reference Property”) that the Holder would have received if the Holder had converted each $1,000 Principal Amount at Maturity of Securities immediately before the effective date of the transaction into a number of shares of Common Stock equal to the then applicable Conversion Rate; provided, however, that at and after the effective time of the transaction, (i) the cash portion of the payment upon conversion will continue to be payable in cash (instead of Reference Property) and (ii) the Conversion Value will be calculated based on the Sale Prices of the Reference Property during the Cash Settlement Averaging Period in lieu of the Common Stock. In determining the amount of Reference Property to be received by the Holder in connection with a consolidation, merger, sale or binding share exchange in which the Company’s shareholders may elect the form of consideration, the Holders will be assumed to have elected to receive the same consideration elected by a majority of the holders of the Common Stock.

(c) The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

(d) If this Section applies, neither Section 10.06 nor 10.07 applies.

(e) If the Company makes a distribution to all holders of its Common Stock of any of its assets, or Debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 10.09, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08(a), then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the cash and shares of Common Stock, if any, into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution into a number of shares of Common Stock equal to the then applicable Conversion Rate.

Section 10.15 Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.14 or 10.17 is conclusive.

Section 10.16 Trustee’s Adjustment Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

Section 10.17 Simultaneous Adjustments.

In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06(4), 10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08 and, third, the provisions of Section 10.07.

Section 10.18 Successive Adjustments.

After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.19 Rights Issued in Respect of Common Stock Issued Upon Conversion.

Each share of Common Stock issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of rights (“Rights”), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 10, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

ARTICLE 11

SUBORDINATION

Section 11.01 Securities Subordinate to Senior Indebtedness.

The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the indebtedness represented by the Securities and the payment of the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, cash due upon conversion, Redemption Price, Purchase Price and Contingent Cash Interest, if any, in respect of each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as the case may be.

Section 11.02 Payment over of Proceeds upon Dissolution, Etc.

Upon any distribution of assets of the Company in the event of:

(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its respective creditors, as such, or to its respective assets, or

(b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

(c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, or

(d) any other event that would constitute an Event of Default specified in Section 6.01(5) or 6.01(6),

then, and in any such event, the holders of Senior Indebtedness shall be entitled to receive:

(1) payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness in cash or cash equivalents, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment on account of the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, cash due upon conversion, Redemption Price, Purchase Price and Contingent Cash Interest, if any, in respect of the Securities, and

(2) any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding-up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full in cash or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then, in such event, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or as payment thereof is otherwise provided for (as such phrase is defined below), after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Article 11 only, the words “cash, property or securities” shall not be deemed to include shares of Capital Stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 11 with respect to the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

The consolidation or share exchange of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the person formed by such consolidation or share exchange or into which the Company is merged or the person which acquires by conveyance or transfer such properties and assets of the Company, as the case may be, substantially as an entirety, as the case may be, shall; as part of such consolidation, share exchange, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

Section 11.03 Acceleration of Securities.

In the event that any Securities are declared due and payable before their Stated Maturity pursuant to Section 6.02, then and in such event the Company shall promptly notify holders of Senior Indebtedness of such acceleration. The Company may not pay the Securities until the earlier of (i) 120 days after the date of such acceleration or (ii) the payment in full of all Senior Indebtedness or as payment thereof is otherwise provided for (as such phrase is defined below), and may thereafter pay the Securities if this Indenture permits the payment at that time.

In the event that, notwithstanding the foregoing, (a) the Company shall make any payment to the Trustee or the Holder of any Securities prohibited by the foregoing provisions of this Section 11.03, and (b) with respect to any payment made before 120 days after the date of such acceleration, if such facts shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

The provisions of this Section 11.03 shall not apply to any payment with respect to which Section 11.04 would be applicable.

Section 11.04 Default on Senior Indebtedness.

The Company may not make any payment of the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, cash due upon conversion, Redemption Price or Contingent Cash Interest, if any, in respect of the Securities and may not pay cash with respect to the Purchase Price of any Security (other than for fractional shares) or otherwise acquire any Securities for cash or property (except as set forth in this Indenture) if:

(1) any payment default on any Senior Indebtedness has occurred and is continuing beyond any applicable grace period with respect thereto; or

(2) a default (other than a default referred to in the preceding clause (1)) on any Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate the maturity thereof and the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness.

If the Company receives any such notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 11.04.

Notwithstanding the foregoing, the Company may resume payment on the Securities and may acquire Securities if and when:

(a) the default referred to above is cured or waived as provided or permitted in accordance with the terms of the applicable Senior Indebtedness; or

(b) in the case of a default referred to in clause (2) of the preceding paragraph, 179 or more days pass after the receipt by the Company of the notice described in clause (2) above; and

this Indenture otherwise permits the payment or acquisition at that time; provided, however, that with respect to payments made after the 179-day period referred to in clause (b) of this Section 11.04, the Trustee or the Holder of any Securities shall pay over and deliver forthwith to the Company for the benefit of the holders of Senior Indebtedness any amounts received by the Trustee or any such Holder to the extent necessary to pay all holders of Senior Indebtedness in full in cash or otherwise provide for such payment thereof (as such phrase is defined above).

In the event that, notwithstanding the foregoing, (a) the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and (b) with respect to any payment made after the expiration of the 179-day period if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall (to the extent permitted by law) be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of the Senior Indebtedness.

The provisions of this Section shall not apply to any payment with respect to which Section 11.02 would be applicable.

Section 11.05 Payment Permitted if No Default.

Nothing contained in this Article 11 or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02 or under the conditions described in Section 11.03 or 11.04, from making payments at any time of Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, cash due upon conversion, Redemption Price, Purchase Price or Contingent Cash Interest, if any, as the case may be, in respect of the Securities if the Trustee did not, at the time of such application, have actual knowledge that such payment would have been prohibited by the provisions of this Article 11 or (b) the application by the Trustee of any money deposited with it hereunder to payment of or on account of the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, cash due upon conversion, Redemption Price, Purchase Price or Contingent Cash Interest, as the case may be, in respect of the Securities, or the retention of such payment by the Holders of the Securities, if, at the time of such application by the Trustee, the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article 11.

Section 11.06 Subrogation to Rights of Holders of Senior Indebtedness.

Subject to payment in full of all Senior Indebtedness to the extent and in the manner set forth in this Article 11, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 11 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, cash due upon conversion, Redemption Price, Purchase Price or Contingent Cash Interest, if any, as the case may be, in respect of the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, the creditors of the Company, other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

Section 11.07 Provisions Solely to Define Relative Rights.

The provisions of this Article 11 are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, the creditors of the Company other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, cash due upon conversion, Redemption Price, Purchase Price or Contingent Cash Interest, if any, as the case may be, in respect of the Securities as and when the same shall become due and payable in accordance with the terms of the Securities and this Indenture; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 11.08 Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 11.09 No Waiver for Subordination Provisions.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 11.10 Notice to Trustee.

The Company shall give prompt written notice to a Responsible Officer of the Trustee of any facts known to the Company, which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist.

The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.11 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of the Securities shall be entitled to rely upon any final, nonappealable order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12 Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder or that would permit the resumption of any such payment unless a Responsible Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 14.02. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 11 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 11.13 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.14 Article 11 Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that Sections 11.10 and 11.12 shall not apply to the Company or an Affiliate of the Company if the Company or any such Affiliate acts as Paying Agent.

ARTICLE 12

PAYMENT OF INTEREST

Section 12.01 Interest Payments.

If applicable Contingent Cash Interest, if any, on any Security that is payable in cash, and is punctually paid or duly provided for, on the Contingent Cash Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Common Stock Record Date or Contingent Cash Interest Payment Date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Contingent Cash Interest, if any, on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Common Stock Record Date or Contingent Cash Interest Record Date accrual date, as the case may be, or, if no such instructions have been received, by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar’s books. In the case of a permanent Global Security, Contingent Cash Interest, if any, payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof

Section 12.02 Defaulted Interest.

Except as otherwise specified with respect to the Securities, any Contingent Cash Interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable Contingent Cash Interest Payment Date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Common Stock Record Date or Contingent Cash Interest Record Date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 12.03 Interest Rights Preserved.

Subject to the foregoing provisions of this Article 12 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Contingent Cash Interest accrued and unpaid which were carried by such other Security.

ARTICLE 13

CONTINGENT CASH INTEREST

Section 13.01 Contingent Cash Interest.

Commencing on September 12, 2006, the Company shall make payments of additional interest to the Holders of Securities (“Contingent Cash Interest”), as set forth in Section 13.02 below, during any six month period from September 12 to March 11 and from March 12 to September 11 (each a “Semi-annual Period”) if, but only if, the average Security Market Price of a Security with $1,000 Principal Amount at Maturity for the five trading days in the relevant Five-Trading-Day Measurement Period (as defined below) equals 120% or more of the Relevant Value of such Security. During any Semi-annual Period when Contingent Cash Interest is payable pursuant to this section, each Contingent Cash Interest payment due and payable on each $1,000 Principal Amount at Maturity of Security shall be calculated for any quarterly period of the applicable Semi-annual Period, and in each instance shall equal the greater of (i) 0.0625% of the average Security Market Price for the relevant Five-Trading-Day Measurement Period or (ii) the sum of all Regular Cash Dividends paid by the Company per share on the Common Stock during the applicable quarter of such Semi-annual Period multiplied by the then applicable Conversion Rate, provided, however, that if Regular Cash Dividends are not paid in such Semi-annual Period, the Contingent Cash Interest shall be paid semi-annually at a rate of 0.125% of the average Security Market Price for the relevant Five-Trading-Day Measurement Period. Contingent Cash Interest shall accrue and be payable as of the record date, which shall be the 15th day preceding the last day of the relevant Semi-annual Period or if the Company pays a regular cash dividend on its Common Stock during a quarter within the relevant Semi-annual Period, to Securityholders as of the record date for such Common Stock dividend.

As used in this Article 13, “Five-Trading-Day Measurement Period” means the five trading days ending on the third trading day immediately preceding the first day of the applicable Semi-annual Period; provided, however, that if the Company declares a dividend on its Common Stock for which the record date for such dividend (the “Common Stock Record Date”) falls prior to the first day of the next Semi-annual Period, but the payment date for such dividend falls within such Semi-annual Period, then, the “Five-Trading-Day Measurement Period” shall mean the five trading days ending on the third trading day immediately preceding such Common Stock Record Date. “Relevant Value” means the sum of the Issue Price and the Accrued Original Issue Discount on such Security as of the day immediately preceding the first day of the applicable Semi-annual Period. “Security Market Price” means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity of Securities obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, that if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Security Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 10.06, 10.07 or 10.08 (subject to the conditions set forth in Sections 10.09 and 10.10).

Notwithstanding anything herein to the contrary, Contingent Cash Interest shall be payable on the Securities for the Semi-annual Period from September 12, 2006 to March 11, 2007, and, solely for the purpose of determining the average Security Market Price for the Five-Trading-Day Measurement Period applicable to such Semi-annual Period, all references to “Securities” in the definition of Security Market Price shall be deemed to refer to “LYONs”.

The Original Issue Discount of the Securities will continue to accrue whether or not Contingent Cash Interest payments are made or are payable.

Section 13.02 Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved.

If payable, Contingent Cash Interest shall be payable as of the record date, which shall be the 15th day preceding the last day of the relevant Semi-annual Period (in each case, a “Contingent Cash Interest Payment Date”) or, if the Company pays a Regular Cash Dividend on the Common Stock during a quarter within a Semi-annual Period, on the record date for the related Common Stock dividend. Contingent Cash Interest payments on any Security that are payable, and are punctually paid or duly provided for, on any Contingent Cash Interest Payment Date shall be paid to the Person who is the Holder of that Security on the 15th day preceding the last day of such Semi-annual Period (the “Contingent Cash Interest Record Date”) or, if the Company pays regular cash dividends on the Common Stock during one quarter within such Semi-annual Period, the Common Stock Record Date. Each payment of Contingent Cash Interest on any Security shall be paid (A) if such Security is held in the form of a Global Security, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Security is held in the form of a Certificated Note, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Security, interest payable on any Contingent Cash Interest Payment Date will be paid to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof. If the Company only pays a Regular Cash Dividend on the Common Stock during one quarter within such Semi-annual Period, the remaining Contingent Cash Interest payments, if any, will accrue and be payable as of the 15th day preceding the last day of such Semi-annual Period.

Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Semi-annual Period, as soon as practicable, the Company will issue a press release and publish such information on its Web site or through such other public medium as the Company may use at that time.

Section 13.03 Bid Solicitation Agent.

The Bid Solicitation Agent shall solicit bids from securities dealers, which the Company indicates that it believes are willing to bid for the Securities. The Company initially appoints the Trustee to act as the Bid Solicitation Agent. The Company may change the Bid Solicitation Agent at its discretion; provided, however, that the Bid Solicitation Agent may not be an Affiliate of the Company.

ARTICLE 14

MISCELLANEOUS

Section 14.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 14.02 Notices.

Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Laboratory Corporation of America Holdings

358 South Main Street

Burlington, NC 27215

Telephone No.: (336) (584-5171)

Facsimile No.: (336) 229-1127

Attention: Bradford T. Smith

if to the Trustee:

The Bank of New York

101 Barclay Street,

Floor 21 West

New York, New York 10286

Telephone No.: (212) 815-2745

Facsimile No.: (212) 815-5915

Attention: Corporate Trust Administration

with a copy of any notice given pursuant to Article 6 to:

Hogan & Hartson L.L.P.

111 South Calvert Street, 16th Floor

Baltimore, MD 21202

Telephone No.: (410) 659-2700

Facsimile No.: (410) 539-6981

Attention: Michael J. Silver, Esq.

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 14.03 Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 14.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.05 Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 14.06 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may also make reasonable rules for their respective functions.

Section 14.08 Calculations.

The calculation of the Purchase Price, Conversion Rate, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 14.08 shall be made in good faith and shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent, Conversion Agent and Bid Solicitation Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

Section 14.09 Legal Holidays.

A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or Contingent Cash Interest, if any, shall accrue for the intervening period.

Section 14.10 GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.11 No Recourse Against Others.

A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 14.12 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.13 Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS SECURITY MAY CONTACT BRADFORD T. SMITH, LABORATORY CORPORATION OF AMERICA HOLDINGS, 358 SOUTH MAIN STREET, BURLINGTON, NC 27215 FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS SECURITY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-1-1

LABORATORY CORPORATION OF AMERICA HOLDINGS

Zero Coupon Convertible Subordinated Note due 2021

No. R- Issue Date: October [ ], 2006 Issue Price: $[ ] (for each $1,000 Principal Amount at Maturity)	CUSIP: Original Issue Discount: $ (for each $1,000 Principal Amount at Maturity)

LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of                                                                                            DOLLARS ($                                                 ) on September 11, 2021.

This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:	LABORATORY CORPORATION OF AMERICA HOLDINGS

By:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Officer

Dated:

A-1-2

[FORM OF REVERSE SIDE OF SECURITY]

Zero Coupon Convertible Subordinated Note

1.	Interest.

This Security shall not bear interest, except as specified in this paragraph or in paragraph 5. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if Contingent Cash Interest, if any, due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.0% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

Original Issue Discount of any Security means the amount that accrues in respect of such Security daily at a rate of 2.0% per year on September 11, 2006 plus any previously accrued amounts beginning on the Issue Date. Original Issue Discount will be calculated on a semi-annual bond equivalent basis, using a 360-day year comprised of twelve 30-day months. The principal amount of the Security will accrete on March 11 and September 11 of each year, beginning March 11, 2007.

2.	Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Company will pay Contingent Cash Interest, if any, to the extent not already included in the calculation of such other amounts. The Company will pay any cash amounts in Cash. However, the Company may make such cash payments by check payable in such money.

3.	Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

A-1-3

4.	Indenture.

The Company issued the Securities under an Indenture dated as of October [            ], 2006 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured and subordinated obligations of the Company limited to $743,966,000 aggregate Principal Amount at Maturity. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	Contingent Cash Interest.

Subject to the conditions of the Indenture and the record date provisions specified in this paragraph 5, the Company shall pay Contingent Cash Interest to the Holders during any six-month period (a “Contingent Cash Interest Period”) from September 12 to March 11 and from March 12 to September 11, with the initial six-month period commencing on September 12, 2006, if the average Security Market Price for the Five-Trading-Day Measurement Period preceding the first day of the Contingent Cash Interest Period equals 120% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon for such Security as of the day immediately preceding the first day of the applicable Contingent Cash Interest Period; provided, however, that if the Company declares a Common Stock dividend for which the record date for such dividend (the “Common Stock Record Date”) falls prior to the first day of a Contingent Cash Interest Period, but the payment date for such dividend falls within such Contingent Cash Interest Period, then the “Five-Trading-Day Measurement Period” shall mean the five trading days ending on the third trading day immediately preceding such Common Stock Record Date.

Contingent Cash Interest, if any, will accrue and be payable to Holders as of the record date, which shall be the 15th day preceding the last day of the applicable six-month period. Original Issue Discount will continue to accrue whether or not Contingent Cash Interest is paid.

During any period when Contingent Cash Interest shall be payable, the amount of Contingent Cash Interest payable per $1,000 Principal Amount at Maturity hereof in respect of any quarterly period of the applicable Contingent Cash Interest Period shall equal the greater of (x) 0.0625% of the average Security Market Price for the relevant Five-Trading-Day Measurement Period and (y) the sum of all Regular Cash Dividends paid by the Company per share on its Common Stock during that quarterly period of the applicable Contingent Cash Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such Contingent Cash Interest; provided that if the Company does not pay cash dividends during a Contingent Cash Interest Period, the Company will pay contingent cash interest semi-annually at a rate of 0.125% of the Security Market Price for the Five-Trading-Day Measurement Period.

Notwithstanding anything herein to the contrary, Contingent Cash Interest shall be payable on the Securities for the Contingent Cash Interest Period from September 12, 2006 to March 11, 2007, and, solely for the purpose of determining the average Security Market Price for the Five-Trading-Day Measurement Period applicable to such Contingent Cash Interest Period, all references to “Securities” in the definition of Security Market Price shall be deemed to refer to “LYONs”.

A-1-4

Upon determination that Holders will be entitled to receive Contingent Cash Interest during a Contingent Cash Interest Period, as soon as practicable, the Company shall issue a press release and publish such information on its Web site or through such other public medium as the Company may use at that time.

6.	Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with Article 3 of the Indenture at a Redemption Price equal to the sum of the Issue Price and the Accrued Original Issue Discount as of the applicable Redemption Date.

The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect the Issue Price plus Accrued Original Issue Discount calculated to each such date. In addition, the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date between the dates listed below shall include an amount reflecting the additional Accrued Original Issue Discount that has accrued on such Securities since the immediately preceding date in the table below.1

Redemption Date	(1) Security Issue Price	(2) Accrued Original Issue Discount	(3) Redemption Price (1) + (2)
October [24], 2006	$741.92	$1.77	$743.69
September 11,
2007	741.92	14.91	756.83
2008	741.92	30.13	772.05
2009	741.92	45.64	787.56
2010	741.92	61.47	803.39
2011	741.92	77.62	819.54
2012	741.92	94.10	836.02
2013	741.92	110.90	852.82
2014	741.92	128.04	869.96
2015	741.92	145.53	887.45
2016	741.92	163.37	905.29
2017	741.92	181.56	923.48
2018	741.92	200.12	942.04
2019	741.92	219.06	960.98
2020	741.92	238.38	980.30
At Stated Maturity	741.92	258.08	1,000.00

[1]	Table to be updated, if necessary, based on actual initial issue date.

A-1-5

7.	Purchase by the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on September 11, 2011 at the Purchase Price of $819.54 per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the first Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

The Purchase Price (equal to the Issue Price plus Accrued Original Issue Discount for the Purchase Date) shall be paid in cash.

A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

In addition to the Purchase Price payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Cash Interest, if any, with respect thereto, which Contingent Cash Interest shall be paid in cash promptly following the later of the Purchase Date and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Purchase Price of, together with any accrued and unpaid Contingent Cash Interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent on the Business Day following the Purchase Date, Original Issue Discount and Contingent Cash Interest, if any, shall cease to accrue on such Securities (or portions thereof) on such Purchase Date and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price and accrued and unpaid Contingent Cash Interest, if any, upon surrender of such Security).

8.	Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid Contingent Cash Interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and Contingent Cash Interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

A-1-6

9.	Conversion.

(a) Conversion Based on Common Stock Price. Subject to the provisions of this paragraph 9, Holders may convert the Securities into cash and shares of Common Stock, if any, on a Conversion Date in any calendar quarter commencing after September 30, 2006, if, as of the last day of the preceding calendar quarter, the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is greater than the conversion trigger price. The “conversion trigger price” for any calendar quarter shall be a reference percentage, beginning at 117.5642%, and declining 0.1282% per calendar quarter thereafter until it reaches 110.000% for the calendar quarter beginning July 1, 2021, of the accreted conversion price per share of Common Stock on the last day of such preceding calendar quarter.

The “accreted conversion price” per share of Common Stock as of any day equals the quotient of:

•	the Issue Price and Accrued Original Issue Discount to that day, divided by

•	the Conversion Rate in effect on that day;

provided that, for the calendar quarter ended September 30, 2006, the accreted conversion price per share as of September 30, 2006 shall be $55.38.

(b) Conversion Based on Credit Rating. Subject to the provisions of this paragraph 9, Holders may convert the Securities into cash and shares of Common Stock, if any, on a Conversion Date during any period in which the credit rating assigned to the Securities by a Rating Agency is at or below the Applicable Rating. “Rating Agency” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors (“Standard & Poor’s”) or if Standard & Poor’s is not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Standard & Poor’s, as the case may be. “Applicable Rating” means, in the case of Standard & Poor’s, BB- (or its equivalent, under any successor ratings categories of Standard & Poor’s) or the equivalent in respect of ratings categories of any Rating Agencies substituted for Standard & Poor’s.

(c) Conversion Based on Redemption. Subject to the provisions of this paragraph 9, a Holder may convert into cash and shares of Common Stock, if any, a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, even if the Securities are not otherwise convertible at such time, but such Securities may be surrendered for conversion prior to the close of business on the second Business Day immediately preceding the Redemption Date.

(d) Conversion Upon Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 9, in the event that the Company declares a distribution described in Section 10.07 of the Indenture, or a distribution described in Section 10.08 of the Indenture where the fair market value of such distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to the Holders of Securities at least 20 days prior to the Ex-Dividend Date for such distribution and, upon the

A-1-7

giving of such notice, the Securities may be surrendered for conversion at any time until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

(e) Consolidations, Mergers and Certain Other Corporate Transactions. Subject to the provisions of this paragraph 9, in the event the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all assets of the Company pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 10.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date until 15 days after the actual effective date of such transaction, and at the effective date of such transaction the right to convert each $1,000 Principal Amount at Maturity of Securities into cash and shares of Common Stock, if any, will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or another person which the Holder would have received if the Holder had converted each $1,000 Principal Amount at Maturity of the Holder’s Securities immediately prior to the transaction into a number of shares of Common Stock equal to the then applicable Conversion Rate, subject to the adjustments discussed under Section 10.14(b) of the Indenture.

(f) Conversion Formula and Procedures. Subject to the next two succeeding sentences, a Holder of a Security may convert it into cash and shares of Common Stock, if any, of the Company in accordance with the provisions of this paragraph 9 before the close of business on September 11, 2021. If the Security is called for redemption, the Holder may convert it at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 13.4108 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment upon occurrence of certain events described in the Indenture. The Company will deliver cash in lieu of any fractional share of Common Stock.

A Security surrendered for conversion by a Holder during the period from the close of business on any Common Stock Record Date to the opening of business on the next Contingent Cash Interest Payment Date must be accompanied by payment of an amount equal to the Contingent Cash Interest, if any, that the Holder is to receive on the Securities surrendered for conversion, unless the Company has provided such Holder with a notice of redemption with respect to such Securities pursuant to Section 3.03 of the Indenture, in which case no such payment shall be made.

To convert a Security represented by a Global Security, a Holder must convert by book-entry transfer to the Conversion Agent through the facilities of DTC.

To convert a Security in definitive form, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent,

A-1-8

(3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture.

The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or Debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into cash and shares of Common Stock, if any, may be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another person which the Holder would have received if the Holder had converted its Securities immediately prior to the transaction into a number of shares of Common Stock equal to the then applicable Conversion Rate, subject to the adjustments discussed under Section 10.14(b) of the Indenture.

The Conversion Rate will not be adjusted for any Accrued Original Issue Discount or any accrued Contingent Cash Interest, if any.

10.	Conversion Arrangement on Call for Redemption.

Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment banks or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into cash and shares of Common Stock, if any, and to make payment for such Securities to the Trustee in trust for such Holders.

11.	Subordination.

The Securities are subordinated to the Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company and each Holder of Securities, by accepting a Security, agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

A-1-9

12.	Defaulted Interest.

Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant record date therefor by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

13.	Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

14.	Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

15.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 or Section 10.14 of the Indenture, to secure the Company’s obligations under this Security, to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or to make any

A-1-10

change that does not adversely affect the rights of any Holders, provided that any changes made solely to conform the Indenture or the Securities to the “Description of the New Notes” section of the Prospectus shall not be deemed to adversely affect the rights of any Holders.

17.	Defaults and Remedies.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in Sections 6.01(1) and (2) of the Indenture) if it determines that withholding notice is in their interests.

18.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

19.	No Recourse Against Others.

A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.	Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

21.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

A-1-11

22.	GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

A-1-12

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

LABORATORY CORPORATION OF AMERICA HOLDINGS

358 South Main Street

Burlington, NC 27215

Attention: General Counsel

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security into cash and Common Stock of the Company, if any, check the box:

I or we assign and transfer this Security to
To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

(Insert assignee’s soc. sec. or tax ID no.)
$__________________________

(Print or type assignee’s name, address and zip code)	If you want the stock certificate, if any, made out in another person’s name, fill in the form below:
and irrevocably appoint

________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.	(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Date: Your Signature:

(Sign exactly as your name appears on the other side of this Security)

A-1-13

ANNEX B

Projected Payment Schedule*

Semi-annual Period Ending	Projected Payment per Security
March 11, 2007	—
September 11, 2007
March 11, 2008
September 11, 2008	$1.24
March 11, 2009	1.31
September 11, 2009	1.37
March 11, 2010	1.44
September 11, 2010	1.51
March 11, 2011	1.59
September 11, 2011	1.67
March 11, 2012	1.75
September 11, 2012	1.84
March 11, 2013	1.94
September 11, 2013	2.03
March 11, 2014	2.13
September 11, 2014	2.24
March 11, 2015	2.35
September 11, 2015	2.47
March 11, 2016	2.60
September 11, 2016	2.73
March 11, 2017	2.86
September 11, 2017	3.01
March 11, 2018	3.16
September 11, 2018	3.32
March 11, 2019	3.49
September 11, 2019	3.66
March 11, 2020	3.84
September 11, 2020	4.04
March 11, 2021	4.24
September 11, 2021	$3,567.85

*	The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projected or representation regarding the amounts payable on Securities.

B-1